                 KENT ELECTRONICS CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                                      EXHIBIT 11

                     (In thousands, except per share data)

                                                For the Thirteen Weeks Ended         For the Thirteen Weeks Ended
                                                       October 2, 1999                    September 26, 1998
                                              ---------------------------------   ----------------------------------
                                                                      Per-Share   Earnings                Per-Share
                                               Earnings     Shares     Amount      (Loss)     Shares       Amount
                                              ----------   --------   ---------   ---------   ------     -----------
BASIC EARNINGS PER SHARE

Net earnings (loss)                               $3,684     27,993       $0.13    $(3,521)   27,603         $(0.13)
                                                                      =========                           =========
EFFECT OF DILUTIVE SECURITIES
Excess of shares issuable upon
  exercise of stock options over
  shares deemed retired utilizing
  the treasury stock method                            -        747                      -         -
                                                  ------   --------               --------    ------

DILUTED EARNINGS PER SHARE

Net earnings (loss) plus assumed
  conversions                                     $3,684     28,740       $0.13    $(3,521)   27,603         $(0.13)
                                                  ======   ========   =========   ========    ======      =========


                                               For the Twenty-Six Weeks Ended       For the Twenty-Six Weeks Ended
                                                       October 2, 1999                     September 26, 1998
                                              ---------------------------------   ----------------------------------
                                                                      Per-Share                           Per-Share
                                               Earnings     Shares     Amount     Earnings    Shares       Amount
                                              ----------   --------   ---------   ---------   ------     -----------
BASIC EARNINGS PER SHARE

Net earnings                                      $5,593      27,984       $0.20       $587   27,408           $0.02
                                                                           =====                               =====

EFFECT OF DILUTIVE SECURITIES
Excess of shares issuable upon
  exercise of stock options over
  shares deemed retired utilizing
  the treasury stock method                            -         550                      -      524
                                                  ------      ------               --------   ------

DILUTED EARNINGS PER SHARE

Net earnings plus assumed conversions             $5,593      28,534       $0.20       $587   27,932           $0.02
                                                  ======      ======       =====   ========   ======           =====